Registration Nos. 333-2246

333-41494

333-141431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1

TO S-3

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

PHC, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2601571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102 Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Joey A. Jacobs

President and Chief Executive Officer

200 Lake Street, Suite

Peabody, Massachusetts

Telephone: (978) 536-2777

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Carol Anne Huff

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

PHC, Inc. is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 in connection with the following Form S-3 Registration Statements: (i) Registration No. 333-2246; (ii) Registration No. 333-41494; and (iii) Registration No. 333-141431 (collectively, the “Registration Statements”). This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these registration statements to be signed on its behalf in reliance on Rule 478 under the Securities Act of 1933 by the undersigned, thereunto duly authorized, in the City of Franklin of Tennessee, on November 3, 2011.

PHC, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary